UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-202970

CROWD 4 SEEDS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	30-08224
(State of incorporation)	(IRS Employer ID Number)

Avenidida Doutor Mario Soares N. 320 Edificio Finance & IT Centre 5 Andar A Macau
Address of Principal Executive Office

24 Tcharnihovsky St., Kfar Saba, Israel 44150
(Previous Address of principal executive offices)

+ 853 829 46756
Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported): December 30th, 2016

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTERANT.

On December 30th, 2016, Pursuant to a stock purchase agreement between Itzhak Ostashinsky the Company's President and CEO and, Tycoon Luck Global Limited, which is wholly owned by Mr. Xinyu Wang, Tycoon Lock Global Limited acquired 5,950,000 shares of common stock from Itzhak Ostashinsky, representing 65.72% ownership of the Company. Tycoon Luck Global Limited paid $220,152 in cash.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On December 30th, 2016 Itzhak Ostashinsky resigned from his official positions as Director, CEO CFO, President, Treasurer and Secretary of the Company, and on the same day the shareholders of the Corporation voted Mr. Kok Chee Lee, as Director & CEO, Ms. Siew Heok Ong as CFO, and Ms. Sreyneang Jin as COO and Executive Director.

Dr. Kok Chee LEE, 60, brings extensive public management experience, and was previously Deputy Chief of a Police Center at Bayan Baru, Penang, Malaysia. He served more than 42 years in the Police Force of Penang, Malaysia until retirement on July 1, 2016. During the last 5 years, he held the senior managerial position in JPJKK branch (security and community department) and Hal Ehwal Awam in Penang, overseeing 840 policemen. In 2014, Dr Lee was awarded the Bentera Pasukan Polis from the King of Malaysia at Istana Negara, for his contribution to the force and the nation. Dr. Lee holds a Doctor of Business Administration degree and a Master of Business Administration degree from University Utara Malaysia, as well as a Bachelor of Law (Hons) degree from University of Wolverhampton, UK.

Ms Siew Heok ONG, 52, has over 32 years of broad experience in public finance from the textile and mobile communication industries. For the past 6 years, she has devoted considerable time to volunteer works under the joint efforts of the ruling party of Malaysia. In 2005 Ms. Ong was awarded the “Pingat Jasa Masyarakat” (Award of Social Contribution) by the Governor of Penang for her numerous public services performed in Penang State including Counselor of a Drug Rehabilitative Centre and Deputy chairman for Federal Government Unity Association. Ms. Ong is currently the Treasurer of Thean Hor Keong Temple.

Ms Sreyneang JIN, 29, has over 10 years of junket business in Phnom Penh, Cambodia. In the past 5 years, she has been working with leading junkets in various VIP rooms of Nagaworld Hotel Entertainment Complex Phnom Penh. Her experience in this area will direct the company to pursue a subjunket agreement with one of the largest casinos in Cambodia. Her broad experience in junket business and gaming industry will help to focus the Company's financial prospects in this burgeoning niche.

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ITEM 9.01 EXHIBITS

(d) Exhibits.

10.1	Shareholder’s Resolution Appointing New Director

10.2	Resignation of Itzhak Ostashinsky

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crowd 4 Seeds Inc.

Date: December 30th, 2016	By:	/s/ Dr. Kok Chee Lee
Dr. Kok Chee Lee, CEO

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